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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2004

HOSPITALITY PROPERTIES TRUST

MARYLAND (State of organization)	1-11527 (Commission file number)	04-3262075 (I.R.S. employer identification number)
400 Centre Street, Newton, Massachusetts 02458 (Address of principal executive offices)

617-964-8389
(Telephone number, including area code)

ITEM 5—OTHER EVENTS.

SALE OF COMMON SHARES OF BENEFICIAL INTEREST.

        On February 18, 2004, Hospitality Properties Trust (the "Company") priced an underwritten public offering of 4,000,000 common shares of beneficial interest. We expect to issue and deliver these shares on or about February 23, 2004. The public offering price was $43.93 per share. We expect to use the $167.5 million of net proceeds of the offering (after estimated expenses and underwriters' commissions) to reduce amounts outstanding under our unsecured revolving bank credit facility. We also granted the underwriters an option to purchase an additional 600,000 common shares to cover overallotments. A prospectus supplement relating to the common shares will be filed with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale is not permitted.

        THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO OUR ISSUANCE OF THE COMMON SHARES OF BENEFICIAL INTEREST AND REDUCTION OF AMOUNTS OUTSTANDING UNDER OUR UNSECURED REVOLVING BANK CREDIT FACILITY. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits.

1.1	Underwriting Agreement dated as of February 18, 2004 between Hospitality Properties Trust and the underwriters named therein relating to the sale of 4,000,000 common shares of beneficial interest.
3.1	Amended and Restated Bylaws of Hospitality Properties Trust, dated March 18, 2003, as amended to date.
5.1	Legal opinion of Venable LLP re: legality.
8.1	Legal opinion of Sullivan & Worcester LLP re: tax matters.
23.1	Consent of Venable LLP (contained in Exhibit 5.1).
23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).
23.3	Consent of Ernst & Young LLP.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST
By:	/s/ MARK L. KLEIFGES Mark L. Kleifges Treasurer

Date: February 19, 2004

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  ITEM 5—OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES